Press Release
Exhibit 99.1
Company Contact:
Michael J. Fitzpatrick
Chief Financial Officer
OceanFirst Financial Corp.
Tel: (732) 240-4500, ext. 7506
Email: Mfitzpatrick@oceanfirst.com

FOR IMMEDIATE RELEASE

OCEANFIRST FINANCIAL CORP.
ANNOUNCES THIRD QUARTER
FINANCIAL RESULTS

    RED BANK, NEW JERSEY, October 29, 2020…OceanFirst Financial Corp. (NASDAQ:“OCFC”), (the “Company”), the holding company for OceanFirst Bank N.A. (the “Bank”), today announced a net loss available to common stockholders of $6.0 million, or $(0.10) per diluted share, for the three months ended September 30, 2020 as compared to net income available to common stockholders of $25.0 million, or $0.49 per diluted share, for the corresponding prior year period. For the nine months ended September 30, 2020, the Company reported net income available to common stockholders of $29.2 million, or $0.49 per diluted share, as compared to $65.1 million, or $1.28 per diluted share, for the corresponding prior year period. The quarter and year to date results were impacted by the COVID-19 pandemic, through both higher credit losses and increased operating expenses.
    Core losses for the three months ended September 30, 2020 amounted to $266,000, or $0.00 per diluted share, while core earnings for the nine months ended September 30, 2020 were $48.3 million, or $0.80 per diluted share.
Core losses and earnings are non-GAAP measures that exclude merger related expenses, branch consolidation expenses, the opening credit loss expense under the Current Expected Credit Loss

(“CECL”) model related to the acquisitions of Two River Bancorp (“Two River”) and Country Bank Holding Company, Inc. (“Country Bank”), net unrealized loss on equity investments, non-recurring professional fees, compensation expense due to the retirement of an executive officer, and income tax benefit related to change in the New Jersey tax code (collectively referred to as “non-core” operations). These non-core operations increased net loss by $5.8 million, net of tax, and decreased net income by $19.2 million, net of tax, for the three and nine months ended September 30, 2020, respectively. Refer to the “Explanation of Non-GAAP Financial Measures” and the “Non-GAAP Reconciliation” table for additional information regarding our non-GAAP measures and impact per period by operation.
    Key developments for the recent quarter are described below:
•COVID-19: The Company’s third quarter results were adversely impacted by the COVID-19 pandemic, including an elevated credit loss provision of $35.7 million and an additional $1.7 million in operating expenses. Net charge-offs, excluding $14.2 million related to higher risk commercial loans transferred to held-for-sale, amounted to a modest $748,000.
•Credit Quality: The Company made a strategic decision to accelerate the resolution of credit losses through the sale of higher risk loans. As part of this strategy, the Company transferred $45.5 million of forbearance loans to held-for-sale at September 30, 2020. Excluding the loans held-for-sale, loans under full forbearance were $209.6 million, or 2.6% of total loans, at October 23, 2020, a significant reduction from a peak for all forbearance requests of almost 20% of total loans.
•Deposits: Deposits increased by $315.5 million, of which $79.0 million were non-interest bearing deposits. The total cost of deposits decreased to 0.49% for the quarter ended September 30, 2020.

•Capital: The Company continues to maintain strong capital levels with tangible stockholders’ equity of $935.7 million for a tangible stockholders’ equity to tangible assets ratio of 8.41%.
•Sale of Paycheck Protection Program (“PPP”) loans: The Company made a strategic decision to sell $298 million in PPP loans to improve operational efficiency and continue the Company’s efforts to focus on the core business. The sale is expected to close in the fourth quarter of 2020.
    Chairman and Chief Executive Officer, Christopher D. Maher, commented on the Company’s results, “The ongoing global pandemic has created significant challenges for individuals and businesses. In an effort to maintain a sharp focus on helping our borrowers rebuild the economy, we chose to accelerate efforts to address our highest risk loans by liquidating $67.5 million of those assets, thereby reducing the time and effort required to manage non-performing loans. As of the end of the quarter, we have also substantially strengthened our allowance for credit losses as a percentage of non-performing loans held-for-investment. While our quarterly results were disappointing, our disciplined actions and continued sound risk management have set the stage for improved results in future quarters.” Mr. Maher added, “Our focus remains firmly on the strong potential for business, and includes a variety of growth initiatives as well as proactive capital management.”
    The Company’s Board of Directors declared its ninety-fifth consecutive quarterly cash dividend on common stock. The quarterly cash dividend on common stock of $0.17 per share will be paid on November 20, 2020 to common stockholders of record on November 9, 2020. The Board previously declared a quarterly cash dividend on preferred stock of $0.4375 per depository share, representing 1/40th interest in the Series A Preferred Stock. This dividend will be paid on November 16, 2020 to preferred stockholders of record on October 30, 2020.

Results of Operations
    On January 31, 2019, the Company completed its acquisition of Capital Bank of New Jersey (“Capital Bank”) and its results of operations are included in the consolidated results for the three and nine months ended September 30, 2020, but are excluded from the results of operations for the period from January 1, 2019 to January 31, 2019.
    On January 1, 2020, the Company completed its acquisitions of Two River and Country Bank and their respective results of operations from January 1, 2020 through September 30, 2020 are included in the consolidated results for the three and nine months ended September 30, 2020, but are not included in the results of operations for the corresponding prior year periods.
    Net loss for the three months ended September 30, 2020 and net income for the three months ended September 30, 2019 were adversely impacted by non-core operations of $5.8 million, net of tax, and $2.6 million, net of tax, respectively. Net income for the nine months ended September 30, 2020 and 2019 was adversely impacted by non-core operations of $19.2 million, net of tax, and $14.0 million, net of tax, respectively. Core losses for the three months ended September 30, 2020 were $266,000 and core earnings for the nine months ended September 30, 2020 were $48.3 million, representing a decrease from core earnings of $27.5 million and $79.1 million for the same prior year periods, respectively. The decrease as compared to the prior periods was largely driven by the adverse impact of the COVID-19 pandemic.
Net Interest Income and Margin
Net interest income for the three and nine months ended September 30, 2020 increased to $76.8 million and $235.1 million, as compared to $63.4 million and $192.6 million for the same prior year periods, respectively, reflecting an increase in interest-earning assets, partly offset by a reduction in net interest margin. Average interest-earning assets increased by $3.18 billion and $2.68 billion for the three and nine months ended September 30, 2020, respectively, as compared to the same prior year periods. The averages for the three and nine months ended September 30, 2020 were favorably impacted by $1.81 billion and $1.80 billion, respectively, of interest-earning assets acquired from Two River and Country Bank and $461.6 million and $277.8 million, respectively, of interest-earning assets from PPP loans. Average loans receivable, net of allowance for credit losses, increased by $2.34 billion and $2.26 billion for the three and nine months ended September 30, 2020, respectively, as compared to the same prior year periods. The increases attributable to the acquisitions of Two River and Country Bank for the three and nine months ended September 30, 2020 were $1.60 billion and $1.58 billion, respectively. The net interest margin for the three and nine months ended September 30, 2020 decreased to 2.97% and 3.23%, respectively, from 3.55% and 3.66%, respectively, for the same prior year periods. The compression in net interest margin is primarily due to the lower interest rate environment, the origination of low-yielding PPP loans, and the excess balance sheet liquidity which the Company strategically accumulated entering the economic downturn. For the three and nine months ended September 30, 2020, the cost of average interest-bearing liabilities decreased to 0.83% and 0.93%, respectively, from 0.98% and 0.95%, respectively, in the corresponding prior year periods. The total cost of deposits (including non-interest bearing deposits) was 0.49% and 0.58% for the three and nine months ended September 30, 2020, respectively, as compared to 0.62% and 0.60%, respectively, in the same prior year periods.
Net interest income for the three months ended September 30, 2020 decreased by $1.9 million as compared to the prior linked quarter, as the net interest margin decreased to 2.97% as compared to 3.24% for the prior linked quarter. The yield on average interest-earning assets decreased to 3.60% from 3.94% in the prior linked quarter, primarily due to increasing balance sheet liquidity and the lower interest rate environment. The total cost of deposits (including non-interest bearing deposits) was 0.49% for the three months ended September 30, 2020, as compared to 0.57% for the three months ended June 30, 2020.

Provision for Credit Losses
    For the three and nine months ended September 30, 2020, the credit loss expense was $35.7 million and $55.3 million, respectively, as compared to $305,000 and $1.3 million, respectively, for the corresponding prior year periods, and $9.6 million in the prior linked quarter. Net loan charge-offs were $15.0 million and $15.9 million for the three and nine months ended September 30, 2020, respectively, as compared to net loan recoveries of $196,000 and net loan charge-offs of $1.2 million for the three and nine months ended September 30, 2019, respectively, and net loan recoveries of $232,000 in the prior linked quarter. The three months ended September 30, 2020 included $14.2 million of charge-offs related to higher risk commercial loans transferred to held-for-sale. Non-performing loans held-for-investment totaled $29.9 million at September 30, 2020, as compared to $21.0 million at June 30, 2020 and $17.5 million at September 30, 2019. The increase in non-performing loans held-for-investment over the prior linked quarter is primarily due to the addition of one commercial real estate owner-occupied loan relationship totaling $6.3 million.
Credit loss expense for the three and nine months ended September 30, 2020 was significantly influenced by the decision to sell higher risk commercial loans as well as economic conditions related to the COVID-19 pandemic and estimates of how those conditions may impact the Company’s borrowers. COVID-19 related loans under full forbearance (excluding forbearance loans held-for-sale) decreased to $209.6 million, or 2.6% of total loans, at October 23, 2020 as compared to a peak for all forbearance requests of almost 20% of total loans in mid-2020 as borrowers have returned to monthly payments. The Company continues to proactively address the pandemic’s impact on credit. Due to the U.S. government guarantee on PPP loans, there is no credit allowance on these loans. Refer to exhibits filed with the earnings release on Form 8-K for detailed information on loans under forbearance agreements.

Non-interest Income
    For the three and nine months ended September 30, 2020, other income decreased to $8.2 million and increased to $33.3 million, respectively, as compared to $11.5 million and $30.9 million, respectively, for the corresponding prior year periods. Other income for both the three and nine months ended September 30, 2020 included $3.6 million of net unrealized loss on equity investments.
Excluding the Two River and Country Bank acquisitions, which added $882,000, and the impact of the net unrealized loss on equity investments, the decrease in other income for the three months ended September 30, 2020, compared to the corresponding prior year period, was due to a decrease in fees and service charges of $1.4 million, partly offset by an increase in net gain on sale of loans of $800,000.
For the nine months ended September 30, 2020, excluding the Two River and Country Bank acquisitions which added $2.3 million, and the impact of the net unrealized loss on equity investments, the increase in other income was due to increases in commercial loan swap income of $4.7 million and net gain on sales of loans of $1.5 million, partly offset by a decrease in fees and service charges of $3.2 million. The waiver of certain fees during the COVID-19 pandemic may continue to suppress deposit fee income for the remainder of the public health crisis.
    For the three months ended September 30, 2020, other income, excluding net unrealized loss on equity investments, increased $325,000 as compared to the prior linked quarter.
Non-interest Expense
    Operating expenses increased to $56.8 million and $175.5 million for the three and nine months ended September 30, 2020, respectively, as compared to $43.4 million and $141.5 million, respectively, in the same prior year periods. Operating expenses for the three and nine months ended September 30, 2020 included $4.0 million and $19.0 million, respectively, of net expenses related to non-core operations. Operating expenses for the three and nine months ended September 30, 2019 included $3.2 million and $17.5 million, respectively, of net expenses related to non-core operations. Excluding the impact of non-core operations, the change in operating expenses over the prior year was due to the Two River and Country Bank acquisitions, which added $6.9 million and $23.0 million, respectively, for the three and nine months ended September 30, 2020. The remaining increase in operating expenses for the three months ended September 30, 2020 was primarily due to operating expenses attributable to the COVID-19 pandemic of $1.7 million, increases in compensation and benefits expense of $3.0 million and federal deposit insurance expense of $770,000. The increase in operating expenses for the nine months ended September 30, 2020 was primarily due to operating expenses attributable to the COVID-19 pandemic of $3.8 million, increases in compensation and benefits expense of $6.3 million, professional fees of $2.3 million, and Federal Home Loan Bank (“FHLB”) prepayment penalty fee of $924,000, partly offset by decreases in occupancy expense of $1.5 million, and equipment expense of $1.4 million.
    For the three months ended September 30, 2020, operating expenses, excluding net expenses related to non-core operations, increased $802,000, as compared to the prior linked quarter. The increases were due to operating expenses attributable to the COVID-19 pandemic of $609,000 and professional fees of $832,000, offset by a decrease in FHLB prepayment penalty fee of $924,000.
Income Tax (Benefit) Expense
    The benefit for income taxes was $2.6 million for the three months ended September 30, 2020, and the provision for income taxes was $7.3 million for the nine months ended September 30, 2020 as compared to provision for income taxes of $6.3 million and $15.6 million, respectively, for the same prior year periods. The effective tax rate was 34.6% and 19.5% for the three and nine months ended September 30, 2020, respectively, as compared to 20.2% and 19.3%, respectively, for the same prior year periods. The higher effective tax rate for the three months ended September 30, 2020 is primarily attributable to the net loss recognized during the quarter. The three and nine months ended September 30, 2020 included the adverse impacts of a New Jersey tax code change and a higher allocation of taxable income to New York due to the acquisition of Country Bank.

Financial Condition
    Total assets increased $3.41 billion, to $11.65 billion at September 30, 2020, from $8.25 billion at December 31, 2019, primarily as a result of the acquisitions of Two River and Country Bank, which added $2.03 billion to total assets. Cash and due from banks increased $860.3 million, to $980.9 million at September 30, 2020, from $120.5 million at December 31, 2019, due to increased deposits, the Company’s decision to build liquidity during the economic downturn and the cash received from the issuance of subordinated notes and non-cumulative perpetual preferred stock as described below. Loans receivable, net of allowance for credit losses, increased by $1.74 billion, to $7.94 billion at September 30, 2020, from $6.21 billion at December 31, 2019, due to acquired loans from Two River and Country Bank of $1.56 billion coupled with organic loan growth. Loans held-for-sale increased to $388.8 million at September 30, 2020, of which $298 million were PPP loans. Non-performing loans held-for-sale totaled $67.5 million at September 30, 2020. As part of the acquisitions of Two River and Country Bank, the Company’s goodwill balance increased to $500.8 million at September 30, 2020, from $374.6 million at December 31, 2019 and core deposit intangibles increased to $25.2 million, from $15.6 million. Other assets increased by $55.1 million to $224.6 million at September 30, 2020, from $169.5 million at December 31, 2019, primarily due to the increase in swap positions.
    Deposits increased $2.95 billion, to $9.28 billion at September 30, 2020, from $6.33 billion at December 31, 2019, due to acquired deposits from Two River and Country Bank of $1.59 billion and organic deposit growth of $1.4 billion. The loan-to-deposit ratio at September 30, 2020 was 86.2%, as compared to 98.2% at December 31, 2019. The deposit growth funded a decrease in FHLB advances of $175.8 million to $343.5 million at September 30, 2020, from $519.3 million at December 31, 2019. The increase in other borrowings of $150.1 million to $246.9 million at September 30, 2020, from $96.8 million at December 31, 2019, primarily resulted from the May 2020 issuance of $125.0 million in subordinated notes at an initial rate of 5.25% and a stated maturity of May 15, 2030. Other liabilities increased $90.4 million to $153.0 million at September 30, 2020, from $62.6 million at December 31, 2019, primarily due to the increase in swap positions.
    Stockholders’ equity increased to $1.46 billion at September 30, 2020, as compared to $1.15 billion at December 31, 2019. The acquisitions of Two River and Country Bank added $261.4 million to stockholders’ equity. During the three months ended June 30, 2020, the Company raised $55.7 million from the issuance of 7.0% fixed-to-floating rate non-cumulative perpetual preferred stock, with a par value of $0.01 and a liquidation price of $1,000 per share. Under the Company’s stock repurchase program, there were 2,019,145 shares available for repurchase at September 30, 2020. The Company suspended its repurchase activity on February 28, 2020. For the nine months ended September 30, 2020, the Company repurchased 648,851 shares under the repurchase program at a weighted average cost of $22.83.
Asset Quality
    The Company’s non-performing loans held-for-investment increased to $29.9 million at September 30, 2020, as compared to $17.8 million at December 31, 2019. Non-performing loans do not include $56.4 million of purchased with credit deterioration (“PCD”) loans acquired in the Two River, Country Bank, Capital Bank, Sun Bancorp, Inc. (“Sun”), Ocean Shore Holding Co. (“Ocean Shore”), Cape Bancorp, Inc. (“Cape”), and Colonial American Bank (“Colonial American”) acquisitions (“Acquisition Transactions”). The Company’s other real estate owned totaled $106,000 at September 30, 2020, as compared to $264,000 at December 31, 2019.
    The Company’s allowance for credit losses was 0.70% of total loans at September 30, 2020 as compared to 0.27% at December 31, 2019. The allowance for credit losses does not reflect the net unamortized credit mark of $31.6 million. The allowance for credit losses plus the unamortized credit mark amounted to $88.0 million, or 1.10% of loans held-for-investment. The allowance for credit losses as a percentage of non-performing loans held-for-investment was 188.5% at September 30, 2020, as compared to 94.4% at December 31, 2019.

Explanation of Non-GAAP Financial Measures
    Reported amounts are presented in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company’s management believes that the supplemental Non-GAAP information, which consists of reported net income excluding non-core operations, which can vary from period to period, provides a better comparison of period to period operating performance. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to Non-GAAP performance measures which may be presented by other companies. Refer to Non-GAAP Reconciliation table at the end of this document for details on the earnings impact of these items.
Conference Call
    As previously announced, the Company will host an earnings conference call on Friday, October 30, 2020 at 11:00 a.m. Eastern Time. The direct dial number for the call is (888) 338-7143. For those unable to participate in the conference call, a replay will be available. To access the replay, dial (877) 344-7529, Replay Conference Number 10148569 from one hour after the end of the call until January 28, 2021. The conference call, as well as the replay, are also available (listen-only) by internet webcast at www.oceanfirst.com in the Investor Relations section.
* * *
    OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank N.A., founded in 1902, is a $11.7 billion regional bank operating throughout New Jersey, metropolitan Philadelphia and metropolitan New York City.  OceanFirst Bank delivers commercial and residential financing solutions, trust and asset management and deposit services and is one of the largest and oldest community-based financial institutions headquartered in New Jersey.
    OceanFirst Financial Corp.’s press releases are available by visiting us at www.oceanfirst.com.

Forward-Looking Statements

In addition to historical information, this news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “should,” “may,” “view,” “opportunity,” “potential,” or similar expressions or expressions of confidence. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to: the impact of the COVID-19 pandemic on our operations and financial results and those of our customers, changes in interest rates, general economic conditions, levels of unemployment in the Bank’s lending area, real estate market values in the Bank’s lending area, future natural disasters and increases to flood insurance premiums, the level of prepayments on loans and mortgage-backed securities, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area, accounting principles and guidelines and the Bank’s ability to successfully integrate acquired operations. These risks and uncertainties are further discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, under Item 1A - Risk Factors and elsewhere, and subsequent securities filings and should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

OceanFirst Financial Corp.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except per share amounts)

	September 30, 2020	June 30, 2020	December 31, 2019	September 30, 2019
	(Unaudited)	(Unaudited)		(Unaudited)
Assets
Cash and due from banks	$980,870	$721,049	$120,544	$140,901
Debt securities available-for-sale, at estimated fair value	169,634	153,239	150,960	127,308
Debt securities held-to-maturity, net of allowance for credit losses of $2,393 at September 30, 2020 and $2,446 at June 30, 2020 (estimated fair value of $902,418 at September 30, 2020, $895,897 at June 30, 2020, $777,290 at December 31, 2019 and $826,964 at September 30, 2019)	871,688	867,959	768,873	819,253
Equity investments, at estimated fair value	63,846	13,830	10,136	10,145
Restricted equity investments, at cost	67,505	68,091	62,356	62,095
Loans receivable, net of allowance for credit losses of $56,350 at September 30, 2020, $38,509 at June 30, 2020, $16,852 at December 31, 2019 and $16,636 at September 30, 2019	7,943,390	8,335,480	6,207,680	6,081,938
Loans held-for-sale	388,763	21,799	—	110
Interest and dividends receivable	40,671	37,811	21,674	21,739
Other real estate owned	106	248	264	294
Premises and equipment, net	103,249	100,576	102,691	103,721
Bank owned life insurance	264,167	262,637	237,411	236,190
Assets held for sale	6,717	7,828	3,785	5,156
Goodwill	500,849	501,472	374,632	374,537
Core deposit intangible	25,194	26,732	15,607	16,605
Other assets	224,648	226,614	169,532	135,181
Total assets	$11,651,297	$11,345,365	$8,246,145	$8,135,173
Liabilities and Stockholders’ Equity
Deposits	$9,283,288	$8,967,754	$6,328,777	$6,220,855
Federal Home Loan Bank advances	343,452	343,392	519,260	512,149
Securities sold under agreements to repurchase with retail customers	142,823	152,821	71,739	65,067
Other borrowings	246,941	246,840	96,801	96,667
Advances by borrowers for taxes and insurance	20,104	19,582	13,884	16,230
Other liabilities	152,975	138,542	62,565	79,677
Total liabilities	10,189,583	9,868,931	7,093,026	6,990,645
Total stockholders’ equity	1,461,714	1,476,434	1,153,119	1,144,528
Total liabilities and stockholders’ equity	$11,651,297	$11,345,365	$8,246,145	$8,135,173

OceanFirst Financial Corp.
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share amounts)

	For the Three Months Ended,			For the Nine Months Ended,
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
	|-------------------- (Unaudited) --------------------|			|---------- (Unaudited) -----------|
Interest income:
Loans	$85,933	$88,347	$69,715	$264,224	$209,633
Mortgage-backed securities	3,212	3,593	3,761	10,649	11,748
Debt securities, equity investments and other	3,817	3,937	3,411	12,173	10,338
Total interest income	92,962	95,877	76,887	287,046	231,719
Interest expense:
Deposits	11,370	12,305	9,817	37,611	28,218
Borrowed funds	4,804	4,905	3,678	14,335	10,884
Total interest expense	16,174	17,210	13,495	51,946	39,102
Net interest income	76,788	78,667	63,392	235,100	192,617
Credit loss expense	35,714	9,649	305	55,332	1,281
Net interest income after credit loss expense	41,074	69,018	63,087	179,768	191,336
Other income:
Bankcard services revenue	3,097	2,741	2,658	8,319	7,622
Trust and asset management revenue	490	555	557	1,560	1,624
Fees and service charges	3,732	3,253	4,679	11,858	13,790
Net gain on sales of loans	1,001	756	—	1,930	15
Net (loss) gain on equity investments	(3,576)	148	89	(3,273)	330
Net gain (loss) from other real estate operations	214	(52)	(108)	12	(235)
Income from bank owned life insurance	1,530	1,521	1,431	4,626	4,045
Commercial loan swap income	1,425	2,489	2,138	7,964	3,223
Other	266	19	99	310	520
Total other income	8,179	11,430	11,543	33,306	30,934
Operating expenses:
Compensation and employee benefits	29,012	27,935	21,276	86,832	67,394
Occupancy	5,270	5,268	4,159	15,814	13,088
Equipment	1,906	1,982	2,062	5,831	5,944
Marketing	963	753	562	2,485	2,629
Federal deposit insurance and regulatory assessments	1,212	1,133	297	3,012	1,931
Data processing	4,517	4,149	3,398	12,843	10,736
Check card processing	1,385	1,290	1,639	3,951	4,399
Professional fees	3,354	2,683	2,580	8,339	5,697
Other operating expense	3,644	5,262	3,902	12,708	11,153
Amortization of core deposit intangible	1,538	1,544	1,009	4,660	3,029
Branch consolidation expense	830	863	1,696	4,287	8,782
Merger related expenses	3,156	3,070	777	14,753	6,761
Total operating expenses	56,787	55,932	43,357	175,515	141,543
(Loss) income before (benefit) provision for income taxes	(7,534)	24,516	31,273	37,559	80,727
(Benefit) provision for income taxes	(2,608)	5,878	6,302	7,314	15,603
Net (loss) income	(4,926)	18,638	24,971	30,245	65,124
Dividends on preferred shares	1,093	—	—	1,093	—
Net (loss) income available to common stockholders	$(6,019)	$18,638	$24,971	$29,152	$65,124
Basic (loss) earnings per share	$(0.10)	$0.31	$0.50	$0.49	$1.30
Diluted (loss) earnings per share	$(0.10)	$0.31	$0.49	$0.49	$1.28
Average basic shares outstanding	59,935	59,877	50,491	59,901	50,242
Average diluted shares outstanding	59,935	59,999	50,966	60,076	50,830

OceanFirst Financial Corp.
SELECTED LOAN AND DEPOSIT DATA
(dollars in thousands)

LOANS RECEIVABLE		At
		September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Commercial:
Commercial and industrial		$599,188	$910,762	$502,760	$396,434	$406,580
Commercial real estate - owner - occupied		1,176,529	1,199,742	1,220,983	792,653	787,752
Commercial real estate - investor		3,453,276	3,449,160	3,331,662	2,296,410	2,232,159
Total commercial		5,228,993	5,559,664	5,055,405	3,485,497	3,426,491
Consumer:
Residential real estate		2,407,178	2,426,277	2,458,641	2,321,157	2,234,361
Home equity loans and lines		301,712	320,627	335,624	318,576	330,446
Other consumer		63,095	71,721	82,920	89,422	98,835
Total consumer		2,771,985	2,818,625	2,877,185	2,729,155	2,663,642
Total loans		8,000,978	8,378,289	7,932,590	6,214,652	6,090,133
Deferred origination (fees) costs, net		(1,238)	(4,300)	10,586	9,880	8,441
Allowance for credit losses		(56,350)	(38,509)	(29,635)	(16,852)	(16,636)
Loans receivable, net		$7,943,390	$8,335,480	$7,913,541	$6,207,680	$6,081,938
Mortgage loans serviced for others		$88,210	$101,840	$51,399	$50,042	$54,457
	At September 30, 2020 Average Yield
Loan pipeline (1):
Commercial	3.97%	$154,700	$169,093	$293,820	$219,269	$126,578
Residential real estate	3.27	212,107	181,800	223,032	105,396	189,403
Home equity loans and lines	4.29	10,301	8,282	8,429	3,049	3,757
Total	3.59%	$377,108	$359,175	$525,281	$327,714	$319,738

	For the Three Months Ended
	September 30, 2020		June 30, 2020		March 31, 2020		December 31, 2019	September 30, 2019
	Average Yield
Loan originations:
Commercial	3.64%	$187,747	$216,979	(2)	$266,882		$264,938	$315,405
Residential real estate	3.29	219,325	242,137		148,675		226,492	156,308
Home equity loans and lines	4.33	10,966	12,128		10,666		12,961	10,498
Total	3.47%	$418,038	$471,244		$426,223		$504,391	$482,211
Loans sold		$56,722	$104,600	(3)	$7,500	(3)	$110	$—	(3)
(1)Loan pipeline includes loans approved but not funded.
(2)Excludes loans originated through the Paycheck Protection Program of $504 million.
(3)Excludes the sale of under-performing commercial loans of $4.9 million for the three months ended June 30, 2020, under-performing residential loans of $4.0 million and commercial loans of $5.1 million for the three months ended March 31, 2020 and small business administration loans of $3.5 million for the three months ended September 30, 2019.

DEPOSITS	At
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Type of Account
Non-interest-bearing	$2,240,799	$2,161,766	$1,783,216	$1,377,396	$1,406,194
Interest-bearing checking	3,317,296	3,022,887	2,647,487	2,539,428	2,400,331
Money market deposit	691,872	680,199	620,145	578,147	593,457
Savings	1,471,554	1,456,931	1,420,628	898,174	901,168
Time deposits	1,561,767	1,645,971	1,420,591	935,632	919,705
	$9,283,288	$8,967,754	$7,892,067	$6,328,777	$6,220,855

OceanFirst Financial Corp.
ASSET QUALITY
(dollars in thousands)

ASSET QUALITY	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Non-performing loans held-for-investment:
Commercial and industrial	$586	$1,586	$207	$207	$207
Commercial real estate - owner-occupied	11,365	4,582	4,219	4,811	4,537
Commercial real estate - investor	2,978	5,274	3,384	2,917	4,073
Residential real estate	11,518	6,568	5,920	7,181	5,953
Home equity loans and lines	3,448	3,034	2,533	2,733	2,683
Total non-performing loans held-for-investment	29,895	21,044	16,263	17,849	17,453
Non-performing loans held-for-sale	67,489	—	—	—	—
Other real estate owned	106	248	484	264	294
Total non-performing assets	$97,490	$21,292	$16,747	$18,113	$17,747
PCD loans (1)	$56,422	$61,694	$59,783	$13,265	$13,281
Delinquent loans 30 to 89 days	$13,753	$13,640	$48,905	$14,798	$19,905
Troubled debt restructurings:
Non-performing (included in total non-performing loans above)	$9,866	$6,189	$6,249	$6,566	$6,152
Performing	12,777	16,365	16,102	18,042	18,977
Total troubled debt restructurings	$22,643	$22,554	$22,351	$24,608	$25,129
Allowance for credit losses	$56,350	$38,509	$29,635	$16,852	$16,636
Allowance for credit losses as a percent of total loans receivable (2)	0.70%	0.46%	0.37%	0.27%	0.27%
Allowance for credit losses as a percent of total non-performing loans held-for-investment	188.49	182.99	182.22	94.41	95.32
Non-performing loans held-for-investment as a percent of total loans receivable	0.37	0.25	0.21	0.29	0.29
Non-performing assets as a percent of total assets	0.84	0.19	0.16	0.22	0.22
(1)PCD loans are not included in non-performing loans held-for-investment or delinquent loans totals.
(2)The loans acquired from Two River, Country Bank, Capital Bank, Sun, Ocean Shore, Cape, and Colonial American were recorded at fair value. The net credit mark on these loans, not reflected in the allowance for credit losses, was $31,617, $35,439, $38,272, $30,260 and $32,768 at September 30, 2020, June 30, 2020, March 31, 2020, December 31, 2019 and September 30, 2019, respectively.

NET CHARGE-OFFS	For the Three Months Ended
	September 30, 2020		June 30, 2020	March 31, 2020		December 31, 2019	September 30, 2019
Net (charge-offs) recoveries:
Loan charge-offs	$(15,411)		$(169)	$(1,384)		$(445)	$(353)
Recoveries on loans	416		401	230		306	549
Net loan (charge-offs) recoveries	$(14,995)	(1)	$232	$(1,154)	(2)	$(139)	$196
Net loan charge-offs to average total loans (annualized)	0.71%		NM*	0.06%		0.01%	NM*
Net loan (charge-offs) recoveries detail:
Commercial	$(14,801)		$30	$59		$163	$256
Residential real estate	314		212	(1,112)		(61)	12
Home equity loans and lines	(490)		(3)	(36)		(240)	(10)
Other consumer	(18)		(7)	(65)		(1)	(62)
Net loan (charge-offs) recoveries	$(14,995)	(1)	$232	$(1,154)	(2)	$(139)	$196
(1)Included in net loan charge-offs for the three months ended September 30, 2020 is $14.2 million relating to loans transferred to held-for-sale.
(2)Included in net loan charge-offs for the three months ended March 31, 2020 is $949 relating to under-performing loans sold.
* Not meaningful

OceanFirst Financial Corp.
ANALYSIS OF NET INTEREST INCOME

	For the Three Months Ended
	September 30, 2020			June 30, 2020			September 30, 2019
(dollars in thousands)	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Assets:
Interest-earning assets:
Interest-earning deposits and short-term investments	$805,863	$236	0.12%	$354,016	$115	0.13%	$40,932	$264	2.56%
Securities (1)	1,112,174	6,793	2.43	1,130,779	7,415	2.64	1,039,560	6,908	2.64
Loans receivable, net (2)
Commercial	5,554,897	58,639	4.20	5,409,238	59,460	4.42	3,350,868	42,104	4.99
Residential real estate	2,462,513	23,091	3.75	2,507,076	23,870	3.81	2,225,837	21,527	3.87
Home equity loans and lines	311,802	3,330	4.25	328,144	3,853	4.72	335,691	4,678	5.53
Other consumer	67,497	873	5.15	76,382	1,164	6.13	104,310	1,406	5.35
Allowance for credit losses, net of deferred loan fees	(45,912)	—	—	(25,218)	—	—	(8,381)	—	—
Loans receivable, net	8,350,797	85,933	4.09	8,295,622	88,347	4.28	6,008,325	69,715	4.60
Total interest-earning assets	10,268,834	92,962	3.60	9,780,417	95,877	3.94	7,088,817	76,887	4.30
Non-interest-earning assets	1,353,135			1,334,169			984,421
Total assets	$11,621,969			$11,114,586			$8,073,238
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Interest-bearing checking	$3,289,319	4,627	0.56%	$2,966,631	4,800	0.65%	$2,467,879	$4,311	0.69%
Money market	675,841	571	0.34	652,485	705	0.43	597,896	1,208	0.80
Savings	1,460,232	296	0.08	1,445,953	414	0.12	905,605	300	0.13
Time deposits	1,606,632	5,876	1.45	1,623,890	6,386	1.58	920,032	3,998	1.72
Total	7,032,024	11,370	0.64	6,688,959	12,305	0.74	4,891,412	9,817	0.80
FHLB advances	343,412	1,470	1.70	476,598	1,946	1.64	394,124	2,208	2.22
Securities sold under agreements to repurchase	144,720	174	0.48	131,382	138	0.42	62,296	73	0.46
Other borrowings	246,903	3,160	5.09	220,948	2,821	5.14	96,578	1,397	5.74
Total interest-bearing liabilities	7,767,059	16,174	0.83	7,517,887	17,210	0.92	5,444,410	13,495	0.98
Non-interest-bearing deposits	2,209,241			2,018,044			1,396,259
Non-interest-bearing liabilities	162,987			124,997			88,868
Total liabilities	10,139,287			9,660,928			6,929,537
Stockholders’ equity	1,482,682			1,453,658			1,143,701
Total liabilities and equity	$11,621,969			$11,114,586			$8,073,238
Net interest income		$76,788			$78,667			$63,392
Net interest rate spread (3)			2.77%			3.02%			3.32%
Net interest margin (4)			2.97%			3.24%			3.55%
Total cost of deposits (including non-interest-bearing deposits)			0.49%			0.57%			0.62%

	For the Nine Months Ended
	September 30, 2020			September 30, 2019
(dollars in thousands)	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Assets:
Interest-earning assets:
Interest-earning deposits and short-term investments	$409,321	$693	0.23%	$62,543	$1,103	2.36%
Securities (1)	1,143,049	22,129	2.59	1,062,366	20,983	2.64
Loans receivable, net (2)
Commercial	5,309,275	177,973	4.48	3,291,189	126,091	5.12
Residential real estate	2,480,932	71,590	3.85	2,169,611	65,260	4.01
Home equity loans and lines	326,263	11,253	4.61	345,294	14,041	5.44
Other consumer	77,085	3,408	5.91	112,162	4,241	5.06
Allowance for credit losses, net of deferred loan fees	(27,186)	—	—	(9,200)	—	—
Loans receivable, net	8,166,369	264,224	4.32	5,909,056	209,633	4.74
Total interest-earning assets	9,718,739	287,046	3.95	7,033,965	231,719	4.40
Non-interest-earning assets	1,306,568			960,709
Total assets	$11,025,307			$7,994,674
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Interest-bearing checking	$3,023,093	14,559	0.64%	$2,501,660	12,343	0.66%
Money market	647,566	2,316	0.48	610,153	3,676	0.81
Savings	1,436,594	2,266	0.21	908,457	887	0.13
Time deposits	1,563,449	18,470	1.58	928,903	11,312	1.63
Total	6,670,702	37,611	0.75	4,949,173	28,218	0.76
FHLB Advances	483,267	6,239	1.72	379,786	6,367	2.24
Securities sold under agreements to repurchase	119,495	408	0.46	63,267	192	0.41
Other borrowings	195,754	7,688	5.25	98,562	4,325	5.87
Total interest-bearing liabilities	7,469,218	51,946	0.93	5,490,788	39,102	0.95
Non-interest-bearing deposits	1,971,622			1,303,447
Non-interest-bearing liabilities	133,928			75,988
Total liabilities	9,574,768			6,870,223
Stockholders’ equity	1,450,539			1,124,451
Total liabilities and equity	$11,025,307			$7,994,674
Net interest income		$235,100			$192,617
Net interest rate spread (3)			3.02%			3.45%
Net interest margin (4)			3.23%			3.66%
Total cost of deposits (including non-interest-bearing deposits)			0.58%			0.60%
(1)    Amounts represent debt and equity securities, including FHLB and Federal Reserve Bank stock, and are recorded at average amortized cost, net of allowance for credit losses.
(2)    Amount is net of deferred loan fees, undisbursed loan funds, discounts and premiums and estimated allowance for credit losses and includes loans held for sale and non-performing loans.
(3)    Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(4)    Net interest margin represents net interest income divided by average interest-earning assets.

OceanFirst Financial Corp.
SELECTED QUARTERLY FINANCIAL DATA
(in thousands, except per share amounts)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2020	2020	2020	2019	2019

Selected Financial Condition Data:
Total assets	$11,651,297	$11,345,365	$10,489,074	$8,246,145	$8,135,173
Debt securities available-for-sale, at estimated fair value	169,634	153,239	153,738	150,960	127,308
Debt securities held-to-maturity, net of allowance for credit losses	871,688	867,959	914,255	768,873	819,253
Equity investments, at estimated fair value	63,846	13,830	14,409	10,136	10,145
Restricted equity investments, at cost	67,505	68,091	81,005	62,356	62,095
Loans receivable, net of allowance for credit losses	7,943,390	8,335,480	7,913,541	6,207,680	6,081,938
Deposits	9,283,288	8,967,754	7,892,067	6,328,777	6,220,855
Federal Home Loan Bank advances	343,452	343,392	825,824	519,260	512,149
Securities sold under agreements to repurchase and other borrowings	389,764	399,661	210,388	168,540	161,734
Stockholders’ equity	1,461,714	1,476,434	1,409,834	1,153,119	1,144,528

	For the Three Months Ended,
	September 30,	June 30,	March 31,	December 31,	September 30,
	2020	2020	2020	2019	2019
Selected Operating Data:
Interest income	$92,962	$95,877	$98,207	$77,075	$76,887
Interest expense	16,174	17,210	18,562	13,721	13,495
Net interest income	76,788	78,667	79,645	63,354	63,392
Credit loss expense	35,714	9,649	9,969	355	305
Net interest income after credit loss expense	41,074	69,018	69,676	62,999	63,087
Other income	8,179	11,430	13,697	11,231	11,543
Operating expenses (excluding branch consolidation and merger related expenses)	52,801	51,999	51,675	43,589	40,884
Branch consolidation expense	830	863	2,594	268	1,696
Merger related expenses	3,156	3,070	8,527	3,742	777
(Loss) income before (benefit) provision for income taxes	(7,534)	24,516	20,577	26,631	31,273
(Benefit) provision for income taxes	(2,608)	5,878	4,044	3,181	6,302
Net (loss) income	$(4,926)	$18,638	$16,533	$23,450	$24,971
Net (loss) income available to common stockholders	$(6,019)	$18,638	$16,533	$23,450	$24,971
Diluted (loss) earnings per share	$(0.10)	$0.31	$0.27	$0.47	$0.49
Net accretion/amortization of purchase accounting adjustments included in net interest income	$4,364	$5,536	$5,533	$3,501	$2,769

(continued)

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2020	2020	2020	2019	2019
Selected Financial Ratios and Other Data(1):

Performance Ratios (Annualized):
Return on average assets (2)	(0.17)%	0.67%	0.64%	1.14%	1.23%
Return on average tangible assets (2) (3)	(0.18)	0.71	0.68	1.19	1.29
Return on average stockholders’ equity (2)	(1.32)	5.16	4.70	8.12	8.66
Return on average tangible stockholders’ equity (2) (3)	(2.05)	8.10	7.50	12.33	13.18
Stockholders’ equity to total assets	12.55	13.01	13.44	13.98	14.07
Tangible stockholders’ equity to tangible assets (3)	8.41	8.77	8.85	9.71	9.73
Tangible common stockholders’ equity to tangible assets (3)	7.91	8.25	8.85	9.71	9.73
Net interest rate spread	2.77	3.02	3.29	3.26	3.32
Net interest margin	2.97	3.24	3.52	3.48	3.55
Operating expenses to average assets (2)	1.94	2.02	2.44	2.31	2.13
Efficiency ratio (2) (4)	66.83	62.08	67.28	63.82	57.86
Loans to deposits	86.19	93.43	100.51	98.20	97.90

	For the Nine Months Ended September 30,
	2020	2019
Performance Ratios (Annualized):
Return on average assets (2)	0.37%	1.09%
Return on average tangible assets (2) (3)	0.38	1.14
Return on average stockholders’ equity (2)	2.79	7.74
Return on average tangible stockholders’ equity (2) (3)	4.38	11.83
Net interest rate spread	3.02	3.45
Net interest margin	3.23	3.66
Operating expenses to average assets (2)	2.13	2.37
Efficiency ratio (2) (4)	65.39	63.32

(continued)

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2020	2020	2020	2019	2019
Trust and Asset Management:
Wealth assets under administration	$232,292	$224,042	$173,856	$195,415	$194,137
Nest Egg	80,472	57,383	43,528	34,865	23,946
Per Share Data:
Cash dividends per common share	$0.17	$0.17	$0.17	$0.17	$0.17
Stockholders’ equity per common share at end of period	24.21	24.47	23.38	22.88	22.57
Tangible common stockholders’ equity per common share at end of period (3)	14.58	14.79	14.62	15.13	14.86
Common shares outstanding at end of period	60,378,120	60,343,077	60,311,717	50,405,048	50,700,586
Preferred shares outstanding at end of period	57,370	57,370	—	—	—
Number of full-service customer facilities:	62	62	75	56	56
Quarterly Average Balances
Total securities	$1,112,174	$1,130,779	$1,186,535	$1,008,461	$1,039,560
Loans receivable, net	8,350,797	8,295,622	7,850,662	6,162,808	6,008,325
Total interest-earning assets	10,268,834	9,780,417	9,100,923	7,214,764	7,088,817
Total assets	11,621,969	11,114,586	10,332,809	8,192,177	8,073,238
Interest-bearing transaction deposits	5,425,392	5,065,069	4,825,193	4,053,226	3,971,380
Time deposits	1,606,632	1,623,890	1,459,348	931,228	920,032
Total borrowed funds	735,035	828,928	832,285	577,042	552,998
Total interest-bearing liabilities	7,767,059	7,517,887	7,116,826	5,561,496	5,444,410
Non-interest bearing deposits	2,209,241	2,018,044	1,687,582	1,393,002	1,396,259
Stockholders’ equity	1,482,682	1,453,658	1,414,924	1,145,665	1,143,701
Total deposits	9,241,265	8,707,003	7,972,123	6,377,456	6,287,671
Quarterly Yields
Total securities	2.43%	2.64%	2.68%	2.59%	2.64%
Loans receivable, net	4.09	4.28	4.61	4.53	4.60
Total interest-earning assets	3.60	3.94	4.34	4.24	4.30
Interest-bearing transaction deposits	0.40	0.47	0.64	0.59	0.58
Time deposits	1.45	1.58	1.71	1.78	1.72
Borrowed funds	2.60	2.38	2.24	2.41	2.64
Total interest-bearing liabilities	0.83	0.92	1.05	0.98	0.98
Net interest spread	2.77	3.02	3.29	3.26	3.32
Net interest margin	2.97	3.24	3.52	3.48	3.55
Total deposits	0.49	0.57	0.70	0.64	0.62
(1)    With the exception of end of quarter ratios, all ratios are based on average daily balances.
(2)    Performance ratios for each period include non-core operations. Refer to “Non-GAAP Reconciliation” table under “Supplemental Information” for additional information.
(3)    Tangible common stockholders’ equity and tangible assets exclude intangible assets relating to goodwill and core deposit intangible. Tangible common stockholders’ equity also excludes preferred equity.
(4)    Efficiency ratio represents the ratio of operating expenses to the aggregate of other income and net interest income.

OceanFirst Financial Corp.
SUPPLEMENTAL INFORMATION
(dollars in thousands, except per share amounts)

NON-GAAP RECONCILIATION

	For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2020	2020	2020	2019	2019
Core Earnings:
Net (loss) income available to common stockholders (GAAP)	$(6,019)	$18,638	$16,533	$23,450	$24,971
Add (less) non-recurring and non-core items:
Merger related expenses	3,156	3,070	8,527	3,742	777
Branch consolidation expenses	830	863	2,594	268	1,696
Two River and Country Bank opening credit loss expense under the CECL model	—	—	2,447	—	—
Net unrealized loss on equity investments	3,576	—	—	—	—
Non-recurring professional fees	—	—	—	1,274	750
Income tax benefit related to change in New Jersey tax code	—	—	—	(2,205)	—
Income tax expense on items	(1,809)	(966)	(3,121)	(793)	(663)
Core (loss) earnings (Non-GAAP)	$(266)	$21,605	$26,980	$25,736	$27,531
Core diluted (loss) earnings per share	$—	$0.36	$0.45	$0.51	$0.54

Core Ratios (Annualized):
Return on average assets	(0.01)%	0.78%	1.05%	1.25%	1.35%
Return on average tangible assets	(0.01)	0.82	1.11	1.31	1.42
Return on average tangible stockholders’ equity	(0.11)	9.39	12.25	13.53	14.53
Efficiency ratio	59.63	57.71	55.36	56.73	53.56

	For the Nine Months Ended September 30,
	2020	2019
Core Earnings:
Net income available to common stockholders (GAAP)	$29,152	$65,124
Add (less) non-recurring and non-core items:
Merger related expenses	14,753	6,761
Branch consolidation expenses	4,287	8,782
Two River and Country Bank opening credit loss expense under the CECL model	2,447	—
Net unrealized loss on equity investments	3,576	—
Non-recurring professional fees	—	750
Compensation expense due to the retirement of an executive officer	—	1,256
Income tax expense on items	$(5,896)	$(3,569)
Core earnings (Non-GAAP)	$48,319	$79,104
Core diluted earnings per share	$0.80	$1.56

Core Ratios (Annualized):
Return on average assets	0.59%	1.32%
Return on average tangible assets	0.61	1.39
Return on average tangible stockholders’ equity	7.00	14.37
Efficiency ratio	57.53	55.47

(continued)

COMPUTATION OF TOTAL TANGIBLE EQUITY TO TOTAL TANGIBLE ASSETS

	September 30,	June 30,	March 31,	December 31,	September 30,
	2020	2020	2020	2019	2019
Total stockholders’ equity	$1,461,714	$1,476,434	$1,409,834	$1,153,119	$1,144,528
Less:
Goodwill	500,849	501,472	500,093	374,632	374,537
Core deposit intangible	25,194	26,732	28,276	15,607	16,605
Tangible stockholders’ equity	$935,671	$948,230	$881,465	$762,880	$753,386

Total assets	$11,651,297	$11,345,365	$10,489,074	$8,246,145	$8,135,173
Less:
Goodwill	500,849	501,472	500,093	374,632	374,537
Core deposit intangible	25,194	26,732	28,276	15,607	16,605
Tangible assets	$11,125,254	$10,817,161	$9,960,705	$7,855,906	$7,744,031
Tangible stockholders’ equity to tangible assets	8.41%	8.77%	8.85%	9.71%	9.73%

COMPUTATION OF TOTAL TANGIBLE COMMON EQUITY TO TOTAL TANGIBLE ASSETS

	September 30,	June 30,	March 31,	December 31,	September 30,
	2020	2020	2020	2019	2019
Total stockholders’ equity	$1,461,714	$1,476,434	$1,409,834	$1,153,119	$1,144,528
Less:
Goodwill	500,849	501,472	500,093	374,632	374,537
Core deposit intangible	25,194	26,732	28,276	15,607	16,605
Preferred stock	55,544	55,711	—	—	—
Tangible common stockholders’ equity	$880,127	$892,519	$881,465	$762,880	$753,386

Total assets	$11,651,297	$11,345,365	$10,489,074	$8,246,145	$8,135,173
Less:
Goodwill	500,849	501,472	500,093	374,632	374,537
Core deposit intangible	25,194	26,732	28,276	15,607	16,605
Tangible assets	$11,125,254	$10,817,161	$9,960,705	$7,855,906	$7,744,031
Tangible common stockholders’ equity to tangible assets	7.91%	8.25%	8.85%	9.71%	9.73%

(continued)
ACQUISITION DATE - FAIR VALUE BALANCE SHEET
The following table summarizes the estimated fair values of the assets acquired and the liabilities assumed at the date of the acquisition for Two River, net of the total consideration paid (in thousands):

	At January 1, 2020
	Two River Book Value	Purchase Accounting Adjustments	Estimated Fair Value
Total purchase price:			$197,050
Assets acquired:
Cash and cash equivalents	$51,102	$—	$51,102
Securities	62,832	1,549	64,381
Loans	940,885	(813)	940,072
Accrued interest receivable	2,382	—	2,382
Bank owned life insurance	22,440	—	22,440
Deferred tax asset	5,201	(1,623)	3,578
Other assets	18,662	(2,706)	15,956
Core deposit intangible	—	12,130	12,130
Total assets acquired	1,103,504	8,537	1,112,041
Liabilities assumed:
Deposits	(939,132)	(2,618)	(941,750)
Other liabilities	(58,935)	(71)	(59,006)
Total liabilities assumed	(998,067)	(2,689)	(1,000,756)
Net assets acquired	$105,437	$5,848	$111,285
Goodwill recorded in the merger			$85,765
The calculation of goodwill is subject to change for up to one year after the date of acquisition as additional information relative to the closing date estimates and uncertainties become available. As the Company finalizes its review of the acquired assets and liabilities, certain adjustments to recorded carrying values may be required.

(continued)
The following table summarizes the estimated fair values of the assets acquired and the liabilities assumed at the date of the acquisition for Country Bank, net of the total consideration paid (in thousands):

	At January 1, 2020
	Country Bank Book Value	Purchase Accounting Adjustments	Estimated Fair Value
Total purchase price:			$112,836
Assets acquired:
Cash and cash equivalents	$20,799	$—	$20,799
Securities	144,460	39	144,499
Loans	614,285	4,123	618,408
Accrued interest receivable	1,779	—	1,779
Deferred tax asset	(3,254)	(833)	(4,087)
Other assets	10,327	(1,132)	9,195
Core deposit intangible	—	2,117	2,117
Total assets acquired	788,396	4,314	792,710
Liabilities assumed:
Deposits	(649,399)	(3,254)	(652,653)
Other liabilities	(69,244)	2,004	(67,240)
Total liabilities assumed	(718,643)	(1,250)	(719,893)
Net assets acquired	$69,753	$3,064	$72,817
Goodwill recorded in the merger			$40,019
The calculation of goodwill is subject to change for up to one year after the date of acquisition as additional information relative to the closing date estimates and uncertainties become available. As the Company finalizes its review of the acquired assets and liabilities, certain adjustments to recorded carrying values may be required.